Exhibit 99.2
Fourth Quarter 2007
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K dated December 31, 2006; future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the Company’s ability to obtain financing or self-fund the development or acquisition of additional multifamily rental and for-sale housing; the uncertainties associated with the Company’s current and planned future real estate development, including the timing of estimated start and completion dates, actual costs exceeding the Company’s budgets or development periods exceeding expectations or the inability to attain estimated yields; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company’s condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with environmental and other regulatory matters; the impact of our ongoing litigation with the Equal Rights Center regarding compliance with the Americans with Disabilities Act and the Fair Housing Act (including any award of compensatory or punitive damages or injunctive relief requiring us to retrofit apartments or public use areas or prohibiting the sale of apartment communities or condominium units) as well as the impact of other litigation; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and the progress and results of the Company’s formal process to pursue a potential sale or other business combination. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the company’s Annual Report on Form 10-K, dated December 31, 2006 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues
Rental	$74,141	$70,376	$290,975	$274,731
Other property revenues	3,779	3,952	15,965	16,412
Other	186	202	602	402

Total revenues	78,106	74,530	307,542	291,545

Expenses
Property operating and maintenance (exclusive of items shown separately below)	34,747	33,409	141,142	133,490
Depreciation	16,461	16,813	66,371	65,687
General and administrative	5,169	5,038	21,337	18,502
Investment, development and other (1)	1,551	1,924	7,063	6,424

Total expenses	57,928	57,184	235,913	224,103

Operating income	20,178	17,346	71,629	67,442

Interest income	170	279	822	1,261
Interest expense	(13,266)	(12,801)	(52,116)	(52,533)
Amortization of deferred financing costs	(828)	(875)	(3,297)	(3,526)
Gains on sales of real estate assets, net (2)	28,509	2,356	100,015	12,881
Equity in income of unconsolidated real estate entities	340	562	1,556	1,813
Other income (expense) (3)	(314)	—	(1,098)	2,592
Minority interest in consolidated property partnerships	(441)	(80)	(1,857)	(257)
Minority interest of common unitholders	(419)	(74)	(1,491)	(418)

Income from continuing operations	33,929	6,713	114,163	29,255

Discontinued operations (4)
Income from discontinued property operations, net of minority interest	707	1,173	2,733	5,453
Gains on sales of real estate assets, net of minority interest	44,728	39,362	61,925	67,247
Loss on early extinguishment of indebtedness, net of minority interest	(122)	(365)	(122)	(486)

Income from discontinued operations	45,313	40,170	64,536	72,214

Net income	79,242	46,883	178,699	101,469
Dividends to preferred shareholders	(1,909)	(1,909)	(7,637)	(7,637)

Net income available to common shareholders	$77,333	$44,974	$171,062	$93,832

Per common share data — Basic (5)
Income from continuing operations (net of preferred dividends)	$0.73	$0.11	$2.45	$0.50
Income from discontinued operations	1.04	0.93	1.48	1.69

Net income available to common shareholders	$1.77	$1.04	$3.93	$2.19

Weighted average common shares outstanding — basic	43,616	43,392	43,491	42,812

Per common share data — Diluted (5)
Income from continuing operations (net of preferred dividends)	$0.73	$0.11	$2.41	$0.50
Income from discontinued operations	1.03	0.91	1.46	1.66

Net income available to common shareholders	$1.76	$1.02	$3.88	$2.15

Weighted average common shares outstanding — diluted	44,006	44,175	44,129	43,594

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)
(1)	Investment, development and other expenses for the three months and year ended December 31, 2007 and 2006 included investment group expenses, development personnel and associated costs and land carry expenses not allocable to current development projects.

(2)	During the fourth quarter of 2007, the Company transferred an operating apartment community to an unconsolidated entity that was formed earlier in 2007. The Company has a 25% non-controlling interest in the unconsolidated entity and the transfer of this third community completed the joint venture arrangement. The Company realized aggregate proceeds and recognized gains on sales of real estate of approximately $45,571 and $25,968, respectively, for the three months ended December 31, 2007 from the transaction. For the year ended December 31, 2007, the Company realized aggregate proceeds and recognized gains on sales of real estate of approximately $134,922 and $81,268, respectively, from the transfer of three operating communities to this unconsolidated entity. Additionally, the unconsolidated entity obtained mortgage financing secured by the apartment communities totaling approximately $126,723, of which approximately $31,681 was distributed to the Company. For the three months and year ended December 31, 2007, gains on sales of real estate assets also included gains of $1,248 and $5,186 on the sale of land sites, respectively, including one site with an associated corporate facility. For the year ended December 31, 2006, gains on sales of real estate assets included a $503 gain on the sale of a land site.

For the three months and year ended December 31, 2007 and 2006, income from continuing operations also included net gains from condominium sales activities at newly developed and condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales and marketing costs associated with pre-sale condominium communities and condominium communities under development totaling $409 and $208 for the three months and $868 and $605 for the years ended December 31, 2007 and 2006, respectively. Net gains (losses) from condominium sales activities at other consolidated community conversion projects are included in discontinued operations under generally accepted accounting principles (see (4) below). A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three months and years ended December 31, 2007 and 2006 was as follows:

	Three months ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Condominium revenues	$15,866	$8,123	$77,458	$33,364
Condominium costs and expenses	(14,573)	(5,767)	(63,897)	(20,986)

Gains on sales of condominiums, net	$1,293	$2,356	$13,561	$12,378

(3)	For the year ended December 31, 2007, other expenses primarily included estimated state franchise and other income taxes. For the year ended December 31, 2006, other income included a gain on the sale of marketable securities of $573, an additional gain on sale of the Company’s prior investment in Rent.com of $325 and other income totaling $1,655 relating to the net increase in the market value of an ineffective interest rate derivative prior to its termination in April 2006.

(4)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the year ended December 31, 2007, income from discontinued operations included the operating results of one apartment community, containing 143 units, held for sale at December 31, 2007, three apartment communities, containing 807 units, through their sale dates in 2007 and one condominium conversion community through its sell out date in February 2007. For the year ended December 31, 2006, income from discontinued operations included the results of operations of the apartment community held for sale at December 31, 2007, the apartment communities and condominium conversion community sold in 2007, and three apartment communities sold in 2006 through their sale dates.

The operating revenues and expenses of these communities for the three months and year ended December 31, 2007 and 2006 were as follows:

	Three months ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues
Rental	$1,881	$3,854	$8,572	$20,065
Other property revenues	151	312	676	1,914

Total revenues	2,032	4,166	9,248	21,979

Expenses
Property operating and maintenance (exclusive of items shown separately below)	881	1,884	3,890	8,951
Depreciation	90	414	1,069	3,280
Interest	345	677	1,517	4,189

Total expenses	1,316	2,975	6,476	16,420

Income from discontinued property operations before minority interest	716	1,191	2,772	5,559
Minority interest	(9)	(18)	(39)	(106)

Income from discontinued property operations	$707	$1,173	$2,733	$5,453

For the three months ended December 31, 2007, the Company recognized net gains in discontinued operations of $45,433 ($44,832 net of minority interest), from the sale of two apartment communities, containing 625 units. These sales generated net proceeds of approximately $67,152, the majority of which was held by an exchange intermediary at December 31, 2007 (and classified as other assets on the consolidated balance sheet), pending the completion of a tax-deferred exchange. For the year ended December 31, 2007, the Company recognized net gains in discontinued operations of $62,407 ($61,546 net of minority interest), from the sale of three apartment communities, containing 807 units. These sales generated net proceeds of approximately $90,893, of which a portion was held by an exchange intermediary as previously discussed. For the three months ended December 31, 2006, the Company recognized net gains in discontinued operations of $40,204 ($39,471 net of minority interest), from the sale of two apartment communities, containing 644 units. For the year ended December 31, 2006, the Company recognized net gains in discontinued operations of $68,324 ($67,026 net of minority interest) from the sale of three apartment communities, containing 1,340 units.

For the year ended December 31, 2007 and 2006, gains on sales of real estate assets included in discontinued operations also included net gains from condominium sales activities at one condominium conversion community that sold out in 2007. A summary of revenues and costs and expenses of condominium activities included in discontinued operations for the three months and year ended December 31, 2007 and 2006 was as follows:

	Three months ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Condominium revenues	$—	$300	$560	$7,322
Condominium costs and expenses	(106)	(412)	(176)	(7,097)

Gains (losses) on condominium sales, before minority interest	(106)	(112)	384	225
Minority interest	2	3	(5)	(4)

Gains (losses) on condominium sales, net of minority interest	$(104)	$(109)	$379	$221

(5)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of December 31, 2007, there were 44,295 units of the Operating Partnership outstanding, of which 43,825, or 98.9%, were owned by the Company.

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income available to common shareholders	$77,333	$44,974	$171,062	$93,832
Minority interest of common unitholders - continuing operations	419	74	1,491	418
Minority interest in discontinued operations (1)	606	741	903	1,399
Depreciation on consolidated real estate assets (2)	16,241	16,645	65,560	66,574
Depreciation on real estate assets held in unconsolidated entities	320	227	1,143	906
Gains on sales of real estate assets	(72,588)	(42,448)	(157,620)	(80,927)
Incremental gains on condominium sales	382	174	6,922	1,406
Gains on sales of real estate assets — unconsolidated entities	(16)	(236)	(186)	(482)
Incremental gains on condominium sales - unconsolidated entities (3)	16	141	107	96

Funds from operations available to common shareholders and unitholders (A)	$22,713	$20,292	$89,382	$83,222

Funds from operations available to common shareholders and unitholders (A)	$22,713	$20,292	$89,382	$83,222
Annually recurring capital expenditures	(2,295)	(2,002)	(11,110)	(11,145)
Periodically recurring capital expenditures	(2,828)	(1,518)	(8,451)	(5,964)
Non-cash straight-line adjustment for ground lease expenses	255	322	1,193	1,248
Non-cash loss on early extinguishment of indebtedness associated with property sales	124	372	124	495
Non-cash income relating to mark-to-market of interest rate swap agreement	—	—	—	(1,655)

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$17,969	$17,466	$71,138	$66,201

Per Common Share Data — Basic
Funds from operations per share or unit, as defined (A÷C)	$0.51	$0.46	$2.03	$1.91
Adjusted funds from operations per share or unit (4) (B÷C)	$0.41	$0.40	$1.61	$1.52
Dividends declared	$0.45	$0.45	$1.80	$1.80
Weighted average shares outstanding	43,616	43,392	43,491	42,812
Weighted average shares and units outstanding (C)	44,150	44,096	44,101	43,645

Per Common Share Data — Diluted
Funds from operations per share or unit, as defined (A÷D)	$0.51	$0.45	$2.00	$1.87
Adjusted funds from operations per share or unit (4) (B÷D)	$0.40	$0.39	$1.59	$1.49
Dividends declared	$0.45	$0.45	$1.80	$1.80
Weighted average shares outstanding	44,006	44,175	44,129	43,594
Weighted average shares and units outstanding (D)	44,541	44,880	44,738	44,427

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	For condominium conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. For condominium development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP. See the table entitled “Summary of Condominium Projects” on page 17 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $971 and $557 for the three months and $2,903 and $3,480 for the year ended December 31, 2007 and 2006, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale, two communities under rehabilitation and three communities converted to joint venture ownership. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 43 communities containing 16,308 apartment units which were fully stabilized as of January 1, 2006, is summarized as follows:

	Three months ended			Year ended
	December 31,			December 31,
	2007	2006	% Change	2007	2006	% Change
Rental and other revenues	$61,820	$59,300	4.2%	$244,537	$233,637	4.7%
Property operating and maintenance expenses (excluding depreciation and amortization)	22,255	21,364	4.2%	92,337	88,291	4.6%

Same store net operating income	$39,565	$37,936	4.3%	$152,200	$145,346	4.7%

Capital expenditures (1)
Annually recurring:
Carpet	$652	$731	(10.8)%	$3,014	$3,315	(9.1)%
Other	1,135	825	37.6%	5,259	5,239	0.4%

Total annually recurring	1,787	1,556	14.8%	8,273	8,554	(3.3)%
Periodically recurring	2,141	952	124.9%	4,543	2,633	72.5%

Total capital expenditures (A)	$3,928	$2,508	56.6%	$12,816	$11,187	14.6%

Total capital expenditures per unit (A ÷ 16,308 units)	$241	$154	56.5%	$786	$686	14.6%

Average monthly rental rate per unit (2)	$1,261	$1,224	3.0%	$1,245	$1,187	4.9%

(1)	See Table 3 on page 28 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

Same Store Operating Results by Market –
Comparison of 2007 to 2006
(Increase (decrease) from same period in prior year)

	Three months ended				Year ended
	December 31, 2007				December 31, 2007
				Average				Average
				Economic				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	3.8%	5.8%	2.8%	1.5%	4.0%	6.4%	2.6%	0.7%
Dallas	6.5%	4.6%	7.9%	3.7%	4.5%	0.6%	7.7%	1.7%
Washington, DC	2.2%	21.7%	(4.6)%	0.1%	2.9%	3.1%	2.9%	(2.1)%
Tampa	0.4%	(7.7)%	6.5%	(0.2)%	4.9%	9.5%	1.9%	(1.8)%
Charlotte	5.6%	(14.3)%	15.5%	0.7%	5.8%	(0.3)%	8.9%	(0.4)%
New York	8.5%	15.8%	5.7%	1.3%	8.8%	7.0%	9.5%	(0.3)%
Houston	9.3%	3.8%	13.3%	2.9%	8.3%	0.9%	14.9%	0.3%
Orlando	(1.0)%	7.0%	(5.6)%	(2.7)%	3.4%	16.2%	(5.1)%	(2.0)%

Total	4.2%	4.2%	4.3%	1.4%	4.7%	4.6%	4.7%	0.0%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.
Same Store Occupancy by Market

			Average Economic		Average Economic
		% of NOI	Occupancy (1)		Occupancy (1)		Physical
		Three months ended	Three months ended		Year ended		Occupancy
	Apartment	December 31,	December 31,		December 31,		at December 31,
Market	Units	2007	2007	2006	2007	2006	2007 (2)
Atlanta	6,457	35.3%	96.0%	94.5%	95.0%	94.3%	94.6%
Dallas	3,464	16.7%	95.9%	92.2%	95.0%	93.3%	94.8%
Washington, DC	1,703	15.2%	94.5%	94.4%	94.5%	96.6%	92.5%
Tampa	1,877	11.0%	92.8%	93.0%	94.0%	95.8%	92.2%
Charlotte	1,388	8.9%	92.2%	91.5%	94.0%	94.4%	90.9%
New York	337	6.8%	96.8%	95.5%	95.8%	96.1%	95.0%
Houston	837	4.6%	93.5%	90.6%	93.4%	93.1%	94.3%
Orlando	245	1.5%	91.0%	93.7%	93.6%	95.6%	92.7%

Total	16,308	100.0%	94.9%	93.5%	94.7%	94.7%	93.8%

(1)	The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 94.1% and 92.8% for the three months and 93.9% and 93.8% for the year ended December 31, 2007 and 2006, respectively. For the three months ended December 31, 2007 and 2006, net concessions were $324 and $300, respectively, and employee discounts were $188 and $201, respectively. For the year ended December 31, 2007 and 2006, net concessions were $1,150 and $1,337, respectively, and employee discounts were $781 and $733, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Same Store Sequential Comparison

	Three months ended
	December 31,	September 30,
	2007	2007	% Change
Rental and other revenues	$61,820	$62,262	(0.7)%
Property operating and maintenance expenses (excluding depreciation and amortization)	22,255	24,096	(7.6)%

Same store net operating income (1)	$39,565	$38,166	3.7%

Average economic occupancy	94.9%	95.4%	(0.5)%

Average monthly rental rate per unit	$1,261	$1,253	0.6%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.
Sequential Same Store Operating Results by Market –
Comparison of Fourth Quarter of 2007 to Third Quarter 2007
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	0.0%	(9.2)%	6.2%	0.5%
Dallas	(1.1)%	(6.3)%	3.0%	0.1%
Washington, DC	(1.2)%	(5.7)%	0.9%	(0.8)%
Tampa	(2.7)%	(8.3)%	1.4%	(1.9)%
Charlotte	(1.5)%	(18.7)%	6.8%	(3.1)%
New York	2.1%	14.3%	(2.2)%	0.2%
Houston	(0.0)%	(8.6)%	6.5%	(1.1)%
Orlando	(2.5)%	(5.2)%	(0.7)%	(2.2)%

Total	(0.7)%	(7.6)%	3.7%	(0.5)%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	December 31,	December 31,
	2007	2006
	(Unaudited)
Assets
Real estate assets
Land	$276,680	$278,448
Building and improvements	1,840,563	1,821,123
Furniture, fixtures and equipment	204,433	204,318
Construction in progress	120,062	135,428
Land held for future development	168,680	92,800

	2,610,418	2,532,117
Less: accumulated depreciation	(562,226)	(547,477)
For-sale condominiums	38,844	28,295
Assets held for sale, net of accumulated depreciation of $4,031 and $4,035 at December 31, 2007 and December 31, 2006, respectively	24,576	15,645

Total real estate assets	2,111,612	2,028,580
Investments in and advances to unconsolidated real estate entities	23,036	32,794
Cash and cash equivalents	11,557	3,663
Restricted cash	5,642	5,203
Deferred charges, net	10,538	12,400
Other assets	105,756	34,007

Total assets	$2,268,141	$2,116,647

Liabilities and shareholders’ equity
Indebtedness	$1,059,066	$1,033,779
Accounts payable and accrued expenses	100,215	75,403
Dividend and distribution payable	19,933	19,886
Accrued interest payable	4,388	4,885
Security deposits and prepaid rents	11,708	9,915

Total liabilities	1,195,310	1,143,868

Minority interest of common unitholders in Operating Partnership	10,354	14,057
Minority interests in consolidated real estate entities	3,972	2,268

Total minority interests	14,326	16,325

Commitments and contingencies
Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
43,825 and 43,603 shares issued, 43,825 and 43,486 shares outstanding at December 31, 2007 and December 31, 2006, respectively	438	436
Additional paid-in-capital	874,928	869,587
Accumulated earnings	189,985	97,567
Accumulated other comprehensive income (loss)	(3,962)	(3,490)

	1,061,418	964,129
Less common stock in treasury, at cost, 72 and 175 shares at December 31, 2007 and December 31, 2006, respectively	(2,913)	(7,675)

Total shareholders’ equity	1,058,505	956,454

Total liabilities and shareholders’ equity	$2,268,141	$2,116,647

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
Summary of Outstanding Debt at December 31, 2007

			Weighted Average Rate (1)
		Percentage	Three months ended December 31,
Type of Indebtedness	Balance	of Total	2007	2006
Unsecured fixed rate senior notes	$535,000	50.5%	6.4%	6.4%
Secured conventional fixed rate notes	266,791	25.2%	5.8%	6.2%
Unsecured lines of credit	257,275	24.3%	5.3%	5.6%
Secured tax exempt variable rate notes	—	0.0%	3.5%	3.6%

	$1,059,066	100.0%	6.0%	6.2%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (2)
Total fixed rate debt	$801,791	75.7%	5.9
Total variable rate debt	257,275	24.3%	2.3

Total debt	$1,059,066	100.0%	5.0

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
2008	$5,230		5.9%
2009	76,618		5.5%
2010	445,903	(3)	6.3%
2011	141,431		5.4%
2012	103,296		5.5%
Thereafter	286,588		6.1%

	$1,059,066

Debt Statistics

	Year ended
	December 31,
	2007	2006
Interest coverage ratio (4)(5)	2.6x	2.6x
Fixed charge coverage ratio (4)(6)	2.3x	2.2x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	40.4%	39.9%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	43.8%	43.6%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended December 31, 2006 are based on the debt outstanding for that period.

(2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.

(3)	Includes outstanding balances on lines of credit of $257,275 maturing in 2010.

(4)	Calculated for the year ended December 31, 2007 and 2006.

(5)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 29.

(6)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 29.

(7)	A computation of the debt ratios is included in Table 5 on page 30.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Financial Debt Covenants — Senior Unsecured Public Notes

	As of
Covenant requirement (1)	December 31, 2007
Consolidated Debt to Total Assets cannot exceed 60%	38%
Secured Debt to Total Assets cannot exceed 40%	9%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	3.0	x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.6	x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.
Ratio of Consolidated Debt to Total Assets

As of
December 31, 2007
Consolidated debt, per balance sheet (A)	$1,059,066

Total assets, as defined (B) (Table A)	$2,823,860

Computed ratio (A÷B)	38%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Secured conventional fixed and variable rate notes	$266,791
Secured tax exempt variable rate notes	—

Total secured debt (C)	$266,791

Computed ratio (C÷B)	9%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,059,066
Total secured debt (C)	(266,791)

Total unsecured debt (D)	$792,275

Total unencumbered assets, as defined (E) (Table A)	$2,376,984

Computed ratio (E÷D)	3.0	x

Required minimum ratio	1.5	x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$145,374

Annual Debt Service Charge, as defined (G) (Table B)	$55,393

Computed ratio (F÷G)	2.6x

Required minimum ratio	1.5x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A
Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
December 31, 2007
Total real estate assets	$2,111,612
Add:
Investments in and advances to unconsolidated real estate entities	23,036
Accumulated depreciation	562,226
Accumulated depreciation on assets held for sale	4,031
Other tangible assets	122,955

Total assets for public debt covenant computations	2,823,860
Less:
Encumbered real estate assets	(446,876)

Total unencumbered assets for public debt covenant computations	$2,376,984

Table B
Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Change for Public Covenant Computations

Year ended
December 31, 2007
Consolidated income available for debt service
Net income	$178,699
Add:
Minority interest of common unitholders	2,394

Income before minority interest and provision for income taxes	181,093
Add:
Depreciation	66,371
Depreciation (company share) of assets held in unconsolidated entities	1,143
Depreciation of discontinued operations	1,069
Amortization of deferred financing costs	3,297
Interest expense	52,116
Interest expense (company share) of assets held in unconsolidated entities	1,760
Interest expense of discontinued operations	1,517
Less:
Gains on sales of real estate assets, net — continuing operations	(100,015)
Gains on sales of real estate assets — discontinued operations	(62,791)
Gains on sales of real estate assets — unconsolidated entities	(186)

Consolidated income available for debt service	$145,374

Annual debt service charge
Consolidated interest expense	$52,116
Interest expense (company share) of assets held in unconsolidated entities	1,760
Interest expense of discontinued operations	1,517

Annual debt service charge	$55,393

Post Properties, Inc.
Summary Of Communities Under Construction
($ in millions)

								Costs			Estimated
							Company	Incurred	Quarter	Quarter of	Quarter of		Estimated	Units
		Number		Company	Estimated		Share of	as of	of Const.	First Units	Stabilized	Units	Quarter	Under	Units
Community	Location	of Units	Retail Sq. Ft.	Ownership	Cost		Est. Cost	12/31/07	Start	Available	Occupancy (1)	Leased (2)	Sell-out	Contract (3)	Closed (2)
								(Company
								Share)
Apartments (7):
Post Alexander™	Atlanta, GA	307	—	100%	$62.4		$62.4	$39.8	2Q 2006	1Q 2008	2Q 2009	—	N/A	N/A	N/A
Post Walk® at Citrus Park Village	Tampa, FL	296	—	100%	41.6		41.6	8.6	1Q 2008	1Q 2009	1Q 2010	—	N/A	N/A	N/A
Post Eastside™	Dallas, TX	435	37,900	100%	56.7		56.7	21.8	4Q 2006	2Q 2008	4Q 2009	—	N/A	N/A	N/A
Post Hyde Park® (expansion)	Tampa, FL	84	—	100%	18.8	(4)	18.8	14.9	4Q 2006	4Q 2007	3Q 2008	21	N/A	N/A	N/A
Post Frisco Bridges™	Dallas, TX	269	29,000	100%	41.3		41.3	7.8	3Q 2007	4Q 2008	2Q 2010	—	N/A	N/A	N/A
Post Park®	Wash. DC	396	1,700	100%	84.7		84.7	14.1	4Q 2007	1Q 2009	2Q 2010		N/A	N/A	N/A
Post West Austin™	Austin, TX	329	—	100%	53.2		53.2	13.8	4Q 2007	1Q 2009	3Q 2009	—	N/A	N/A	N/A

Total Apartments		2,116	68,600		$358.7		$358.7	$120.8				21

Condominiums (6):
The Residences at 3630 Peachtree™ (5)	Atlanta, GA	137	—	50%	$93.4		$47.6	$11.1	3Q 2007	3Q 2009	N/A	N/A	4Q 2010	—	—
Four Seasons Residences	Austin, TX	168	8,000	100%	133.5		133.5	18.9	1Q 2008	4Q 2009	N/A	N/A	4Q 2010	54	—

Total Condominiums		305	8,000		$226.9		$181.1	$30.0						54	—

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	As of January 28, 2008.

(3)	As of January 28, 2008, represents the total number of units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

(4)	Total estimated construction costs for the Post Hyde Park® expansion include the estimated replacement costs of six apartment units at the Company’s existing Hyde Park community that were demolished to accommodate the expansion.

(5)	The amounts reflected for this project represent the condominium portion of a mixed-use development currently being developed in an entity owned with other third-party developers. This condominium portion of the project is co-owned with an Atlanta-based condominium development partner.

(6)	Investments were generally underwritten to achieve targeted yields of approximately 6.00%-6.75% for apartment developments and approximately 20% pre-tax margins on estimated costs for condominium developments. Targeted yields for apartment developments represents the projected unlevered property net operating income (after adjustments for 3% management fee and $300 per unit capital reserves) as a percentage of total estimated construction costs. Targeted pre-tax margins for condominium developments represent projected pre-tax profits from condominium sales activities as a percentage of total estimated construction costs. There can be no assurance that these targets will be achieved.

Post Properties, Inc.
Summary of Future Projects In Pre-Development
The following are future projects for which the Company is currently in pre-development with the intent generally to begin construction in the next 12-18 months, subject to the availability of financing. The Company’s previous announcement about a possible business combination could impact the Company’s pre-development projects. The estimates and assumptions detailed below, including the timing of construction starts, the approximate number of units, the mix of unit types, approximate retail square footage and approximate total projected development costs, are forward-looking and are subject to risks outlined on page 2 of this supplemental financial data. There can be no assurance that projects in pre-development will commence construction on the projected timeline or at all, that the number of units, square footage or intended use of the product will not change in the future or that development costs will not differ materially from the estimates provided below. The Company assumes no obligation to update this outlook in the future.

		Estimated Units		Estimated Retail
Project	Metro Area	For Rent	For Sale	Square Feet
Allen Plaza I	Atlanta, GA	463	—	24,000

South Lamar	Austin, TX	302	—	10,000

Post Morningside™ (1)	Charlotte, NC	400	—	25,000

Post Plaza South™ (1)	Charlotte, NC	425	—	25,000

Post Midtown Square® III	Houston, TX	124	—	11,000

Post Richmond™	Houston, TX	232	—	—

Post Lake® at Baldwin Park	Orlando, FL	410	—	—

Wade I	Raleigh, NC	432	—	80,000 (2)

Post Soho Square™	Tampa, FL	192	—	17,000

Post Carlyle Square™ II	Washington, D.C.	332	—	6,000

		3,312	—	198,000

Approx. Projected Total
Development Costs ($ in millions) (3)
For Rent	For Sale
$750	—

(1)	Site under contract to purchase. There can be no assurance that this land purchase will close.

(2)	The Company currently expects to develop the retail portion of this project in a partnership with a retail developer. The Company’s share of projected development costs is included in total projected development costs.

(3)	The projected project costs of proposed retail component are included in the total projected development costs of the for-rent and for sale components, as applicable. For rent component includes projected costs of other mixed-use components, as applicable.

Post Properties, Inc.
Summary Of Communities Under Rehabilitation
(Dollars in thousands, except per square foot)

					Average Monthly Rental		Property NOI	Property NOI			Number of Units
					Rate Per Sq. Ft. (1)		For the Fiscal	For the	Undepreciated	Projected	As of December 31, 2007
				Average	Actual	Projected	Year Preceding	Three Months	Book Value	Total
		Year	Total	Sq. Ft.	Prior to	After	The Start of	Ended	Prior to	Rehabilitation		Out
Project	Location	Completed	Units	Per Unit (1)	Rehabilitation	Rehabilitation	Rehabilitation	December 31, 2007	Rehabilitation	Capital Cost (2)	Completed	of Service
Post Chastain®	Atlanta, GA	1990	558	867	$1.09	$1.29	$3,693	$772	$48,133	$16,300	503	55
Post Worthington™	Dallas, TX	1993	332	819	$1.32	$1.58	$2,384	$774	41,139	12,700	332	—

			890						$89,272	$29,000	835	55

	Rehabilitation Cost Incurred in						Projected
	The Three Months Ended			Rehabilitation Capital Cost Incurred			Remaining
	December 31, 2007			As of December 31, 2007			Rehabilitation		Projected	Projected
	Revenue-	Non-Revenue-	Total	Revenue-	Non-Revenue-	Total	Capital Cost	Quarter of	Quarter of	Quarter of
	Generating	Generating	Capital	Generating	Generating	Capital	To be	Rehabilitation	Rehabilitation	Re-Stabilized
Project	Capital Cost	Capital Cost	Cost	Capital Cost	Capital Cost	Cost	Incurred	Start	Completion	Occupancy
Post Chastain®	$2,385	$—	$2,385	$13,983	$457	$14,440	$1,860	2Q 2006	2Q 2008	4Q 2008
Post Worthington™	43	105	148	9,731	2,850	12,581	119	1Q 2006	3Q 2007	4Q 2007	(3)

	$2,428	$105	$2,533	$23,714	$3,307	$27,021	$1,979

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary. There can be no assurance that the projected average monthly rental rates after the rehabilitation will be achieved.

(2)	Includes approximately $3,500 of projected non-revenue generating capital costs.

(3)	Post Worthington™ achieved stabilized occupancy by year-end and will be classified as a partially stabilized community effective January 1, 2008.

Post Properties, Inc.
Summary Of Condominium Projects
(Dollars in thousands)

										Units (4)
					# of Rental Units	Average		Transfer Price/Est.	Book Value
		Year	Sale	Total	Occupied as of	Unit	Project Transfer	Cost	as of			Under	Available
Project	Location	Completed	Start Date	Units	12/31/2007	Sq. Ft. (1)	Price/Est. Cost (2)	Per Unit	12/31/2007 (3)	Total	Closed	Contract	for Sale
Condominium Conversion Projects
588TM	Dallas, TX	2000	Q1 2005	127	—	1,470	$20,274	$160	$—	127	127	—	—
The Peachtree ResidencesTM (5)	Atlanta, GA	2001	Q2 2005	121	—	1,340	30,190	250	—	121	121	—	—
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	—	1,036	37,000	180	4,608	206	153	1	52
RISETM	Houston, TX	2000	Q2 2006	143	48	1,407	26,250	184	11,820	143	76	2	65
Condominium Development Projects
The Condominiums at Carlyle Square™	Washington, DC	2007	2Q2007	145	N/A	855	46,200	319	11,568	145	103	6	36
Mercer Square™	Dallas, TX	2007	3Q2007	85	N/A	1,094	18,600	218	10,848	85	29	1	55

				827					$38,844	827	609	10	208

Financial Summary — Aggregate Condominium Activity

	Three months ended			Three months ended			Year ended			Year ended			Cumulative through
	December 31, 2007			December 31, 2006			December 31, 2007			December 31, 2006			December 31, 2007
			FFO			FFO			FFO			FFO			FFO
			Incremental			Incremental			Incremental			Incremental			Incremental
	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on
Project	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)
Condominium Conversion Projects
588TM	—	$—	$(106)	1	$300	$(112)	1	$560	$73	23	$7,322	$225	127	$34,557	$3,526
The Peachtree ResidencesTM (5)	—	—	16	13	5,344	141	12	4,592	107	64	21,857	96	121	41,547	562
Harbour Place City Homes™	4	881	(830)	14	3,744	356	55	12,963	(2,220)	97	24,772	1,674	152	37,745	(546)
RISETM	7	1,567	(486)	18	4,378	237	38	10,023	(861)	35	8,520	141	73	18,544	(720)
Condominium Development Projects
The Condominiums at Carlyle Square™	27	10,328	1,772	—	1	(130)	101	46,252	8,673	—	72	(423)	101	46,323	7,767
Mercer Square™	11	3,082	97	—	—	(68)	28	8,212	285	—	—	(68)	28	8,212	217

	49	15,858	463	46	13,767	424	235	82,602	6,057	219	62,543	1,635	602	186,928	10,806
Other	—	8	(401)	—	—	(109)	—	8	(548)	—	—	(143)	—	8	(638)

Total	49	$15,866	$62	46	$13,767	$315	235	$82,610	$5,509	219	$62,543	$1,502	602	$186,936	$10,168

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Including the Company’s share of total estimated construction costs of ground-up condominiums being developed and not yet in active sales (see page 14) of approximately $181.1 million and book value of unsold condominiums above, committed capital to the condominium business at December 31, 2007 totaled approximately $219.9 million.

(4)	Unit status is as of January 28, 2008. There can be no assurance that condominium units under contract will close.

(5)	The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO represents gross amounts at the unconsolidated entity level.

(6)	For conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price” as described in note 2 above. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(7)	For co-investment projects, amounts are net of minority interests of $336 and $1,520 for the three months and year ended December 31, 2007, respectively. Excludes the impact of income tax expense attributable to gains on condominium sales, as applicable. There was no income tax provision for the three months and year ended December 31, 2007 and 2006.

Post Properties, Inc.
Community Acquisition and Disposition Summary

				Gross Amount	Gross
Property Name/Period	Location	Units	Year Built	Per Unit	Amount
Acquisitions

Q1 2006
Post Barton Creek™	Austin, TX	160	1998	$166,875	$26,700,000
Post Park Mesa™	Austin, TX	148	1992	$132,095	19,550,000

Q3 2006
Post Fallsgrove	Washington D.C. Area	361	2003	$227,465	82,115,000	(1)

Q4 2006
Post Bay at Rocky Point™	Tampa, FL	150	1997	$155,000	23,250,000

2006 YTD Total					$151,615,000

Average Cap Rate - Acquisitions - 2006					4.6	% (2)

Q3 2007
Post Lake® at Baldwin Park	Orlando, FL	350	2004 - 2007	$211,429	$74,000,000

2007 YTD Total					$74,000,000

Average Cap Rate - Acquisitions - 2007					4.5%	(2)

Dispositions

Q3 2006
Post Uptown Square™	Denver, CO	696	1999-2001	$169,540	$118,000,000

Q4 2006
Post Summit®	Atlanta, GA	148	1990	$107,365	15,890,000
Post Valley®	Atlanta, GA	496	1988	$82,379	40,860,000

2006 YTD Total					$174,750,000

Average Cap Rate - Dispositions - 2006					4.7	% (3)

Q1 2007
Post Oak™	Atlanta, GA	182	1993	$131,868	$24,000,000

Q2 2007
Post Collier Hills®	Atlanta, GA	396	1997	$140,327	41,677,000	(4)
Post Crest®	Atlanta, GA	410	1996	$158,125	48,623,000	(4)

Q4 2007
Post Ashford®	Atlanta, GA	222	1987	$103,603	23,000,000
Post Lindbergh®	Atlanta, GA	396	1998	$154,542	45,899,000	(4)
Post Vinings®	Atlanta, GA	403	1989-1991	$111,166	44,800,000

2007 YTD Total					$227,999,000

Average Cap Rate - Dispositions - 2007					5.0	% (3)

(1)	The Company may be required to pay additional purchase consideration of up to $6.6 million based on a share of the appreciation in the value of the community, if any, over the next four years.

(2)	Based on projected first twelve-month net operating income upon achievement of stabilized operations (as it relates to Post Bay at Rocky Point™ and the second phase of Post Lake® at Baldwin Park which are in lease-up) and after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $9.9 million (Post Barton Creek™/Park Mesa™ - $1.2 million, Post Fallsgrove — $3.3 million, Post Bay at Rocky Point™ — $2.5 million, Post Lake® at Baldwin Park — $2.9 million) relating to closing costs and other amounts it plans to spend to improve these communities.

(3)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

(4)	The Company transferred these communities to a newly formed unconsolidated entity, in which the Company retained a 25% interest. These amounts reflect the portion of the gross transfer price effectively acquired by the institutional investor.

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community acquisition and development improvements and other capitalized expenditures for the three months and year ended December 31, 2007 and 2006 is detailed below.

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
Development and acquisition expenditures (1)	$42,731	$109,210	$284,239	$295,979
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	2,428	4,151	13,074	10,641
Other community additions and improvements (3)	2,828	1,518	8,451	5,964
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	2,295	2,002	11,110	11,145
Corporate additions and improvements	971	557	2,903	3,480

	$51,253	$117,438	$319,777	$327,209

Other Data
Capitalized interest	$3,143	$2,881	$11,801	$9,942

Capitalized development and associated costs (5)	$1,304	$518	$4,053	$1,884

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.

(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units (see page 16).

(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.

(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.

(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
Apartments and Condominium Conversion/Development Communities
The Company holds investments in five limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:
Non-Financial Data

		Property		Ownership
Joint Venture Property	Location	Type	# of Units	Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%
The Peachtree Residences™	Atlanta, GA	Condominiums	121	35%
The Residences at 3630 Peachtree™ (2)	Atlanta, GA	Condominiums	137	50%
Financial Data

	As of						Three months ended		Year ended
	December 31, 2007						December 31, 2007		December 31, 2007
	Gross Investment	Mortgage/Construction		Entity	Company’s Equity		Entity	Company’s	Entity	Company’s
Joint Venture Property	in Real Estate (8)	Notes Payable		Equity	Investment		NOI	Equity in Earnings	NOI	Equity in Earnings
Post Collier Hills® (1)	$54,388	$39,565	(3)	$14,806	$(3,863	) (1)	$763	$19	$1,845	$28
Post Crest® (1)	63,601	46,159	(3)	17,288	(6,208	) (1)	769	(6)	1,959	(10)
Post Lindbergh® (1)	60,056	41,000	(4)	20,930	(3,617	) (1)	113	1	113	1
Post Biltmore™	36,167	17,000	(5)	14,571	7,008		633	101	2,564	405
Post Massachusetts Avenue™	69,028	49,997	(6)	10,955	7,139		1,468	230	5,709	943
The Peachtree Residences™	—	—		128	45		—	18	—	212
The Residences at 3630 Peachtree™ (2)	57,668	20,829	(7)	34,191	8,844		(149)	(23)	(149)	(23)

Total	$340,908	$214,550		$112,869	$9,348		$3,597	$340	$12,041	$1,556

(1)	In 2007, the Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)	This project commenced construction during the third quarter of 2007 and is expected to be completed in 2009. The development will consist of for-sale condominiums and class A office space. The Company only holds a 50% equity interest in the for-sale condominium portion of the project. Consequently, the Company’s share of gross real estate assets and mortgage/construction notes payable was $14,904 and $5,829, respectively. See page 14 for information regarding the for-sale condominium portion of the project.

(3)	These notes bear interest at a fixed rate of 5.63% and mature in 2017.

(4)	This note bears interest at a fixed rate of 5.71% and matures in 2017.

(5)	This note bears interest at a fixed rate of 4.04% and matures in 2008.

(6)	This note bears interest at a fixed rate of 4.13% and requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008.

(7)	At December 31, 2007, $20,829 was outstanding under a $187,128 construction loan facility bearing interest at a variable rate of LIBOR plus 1.35%.

(8)	Represents GAAP basis net book value plus accumulated depreciation.

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.
The Company presents below NOI for the quarter ended December 31, 2007 for properties stabilized by October 1, 2007 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by October 1, 2007 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.
Financial Data
(In thousands)

	Three months ended			As
Income Statement Data	December 31, 2007	Adjustments		Adjusted
Rental revenues	$74,141	$(7,017	) (1)	$67,124
Other property revenues	3,779	(332	) (1)	3,447

Total rental and other revenues (A)	77,920	(7,349)		70,571
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	34,747	(9,508	) (1)	25,239

Property net operating income (Table 1) (A-B)	$43,173	$2,159		$45,332

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,117)
Assumed property capital expenditure reserve ($300 per unit per year based on 17,611 units)				(1,321)

Adjusted property net operating income				$41,894

Annualized property net operating income (C)				$167,576

Apartment units represented	22,578	(4,967	) (1)	17,611

	As of			As
Other Asset Data	December 31, 2007	Adjustments		Adjusted
Cash & equivalents	$11,557			$11,557
Real estate assets under construction, lease-up, conversion or rehabilitation, at cost (2)	120,062	282,461	(2)	402,523
Land held for future development	168,680			168,680
For-sale condominiums and assets held for sale (3)	63,420	(17,003	) (3)	46,417
Investments in and advances to unconsolidated real estate entities (4)	23,036	(8,132	) (4)	14,904
Restricted cash and other assets	111,398			111,398
Cash & other assets of unconsolidated real estate entities (5)	7,255	(5,174	) (5)	2,081

Total (D)	$505,408	$252,152		$757,560

Other Liability Data
Other notes payable	$1,059,066			$1,059,066
Other liabilities (6)	140,216	(26,183	) (6)	114,033
Total liabilities of unconsolidated real estate entities (7)	220,091	(157,388	) (7)	62,703

Total (E)	$1,419,373	$(183,571)		$1,235,802

Other Data

	As of December 31, 2007
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (F)			$95,000

Common shares outstanding	43,825
Common units outstanding	470

Total (G)	44,295	$35.12	$1,555,640

Implied market value of Company gross real estate assets (H) = (E+F+G-D)			$2,128,882

Implied Portfolio Capitalization Rate (C÷H)			7.9%

(1)	The following table summarizes the adjustments made to the components of property net operating income for the three months ended December 31, 2007 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Under construction, lease-up, conversion or rehabilitation	$(5,714)	$(293)	$(2,621)	(3,711)
Corporate property management expenses	—	—	(4,582)	—
Company share of unconsolidated entities	869	38	251	(1,256)
Held for sale operating properties	557	29	293	—
Corporate apartments and other	(2,729)	(106)	(2,849)	—

	$(7,017)	$(332)	$(9,508)	(4,967)

(2)	The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed, plus the gross book value for communities under rehabilitation during the fourth quarter of 2007.

(3)	The adjustment reflects a reduction for the depreciated book value of one apartment community held for sale and included in discontinued operations at December 31, 2007, as the net property operating income of this community has been included in adjusted property net operating income reflected above (see note 1).

(4)	The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above, plus an adjustment to increase the Company’s investment in The Residences at 3630 Peachtree™ to the Company’s proportionate share of the real estate assets of such entity. The “As Adjusted” amount represents the Company’s share of the total assets of The Residences at 3630 Peachtree™.

(5)	The “As of December 31, 2007” amount represents cash and other assets of unconsolidated apartment and condominium entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets of the Company’s unconsolidated apartment and condominium entities. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment and condominium entities.

(6)	The “As of December 31, 2007” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents, credit investment balances of the Company’s investment in unconsolidated entities and minority interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $12,495 and for credit investment balances of the Company’s investment in three unconsolidated entities of $13,688.

(7)	The “As of December 31, 2007” amount represents total liabilities of unconsolidated apartment and condominium entities. The adjustment represents a reduction for the venture partner’s respective share of liabilities of unconsolidated apartment entities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment and condominium entities.

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the non-cash impact of straight-line long-term ground lease expense and other income related to mark-to-market of an interest rate swap arrangement. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)
(Unaudited)

	Three months ended			Year ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2007	2006	2007	2007	2006
Total same store NOI	$39,565	$37,936	$38,166	$152,200	$145,346
Property NOI from other operating segments	3,608	2,983	3,960	13,598	12,307

Consolidated property NOI	43,173	40,919	42,126	165,798	157,653

Add (subtract):
Interest income	170	279	189	822	1,261
Other revenues	186	202	171	602	402
Minority interest in consolidated property partnerships	(441)	(80)	(585)	(1,857)	(257)
Depreciation	(16,461)	(16,813)	(16,638)	(66,371)	(65,687)
Interest expense	(13,266)	(12,801)	(12,831)	(52,116)	(52,533)
Amortization of deferred financing costs	(828)	(875)	(828)	(3,297)	(3,526)
General and administrative	(5,169)	(5,038)	(4,761)	(21,337)	(18,502)
Investment and development	(1,551)	(1,924)	(2,006)	(7,063)	(6,424)
Gains on sales of real estate assets, net	28,509	2,356	5,061	100,015	12,881
Equity in income of unconsolidated real estate entities	340	562	402	1,556	1,813
Other income (expense)	(314)	—	(262)	(1,098)	2,592
Minority interest of common unitholders	(419)	(74)	(91)	(1,491)	(418)

Income from continuing operations	33,929	6,713	9,947	114,163	29,255
Income from discontinued operations	45,313	40,170	1,102	64,536	72,214

Net income	$79,242	$46,883	$11,049	$178,699	$101,469

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three Months Ended			Q4 ’07	Q4 ’07	Q4 ’07
	December 31,	December 31,	September 30,	vs. Q4 ’06	vs. Q3 ’07	% Same
	2007	2006	2007	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$22,002	$21,187	$21,997	3.8%	0.0%
Dallas	11,273	10,584	11,393	6.5%	(1.1)%
Washington, D.C.	8,693	8,505	8,799	2.2%	(1.2)%
Tampa	7,198	7,171	7,395	0.4%	(2.7)%
Charlotte	4,835	4,578	4,909	5.6%	(1.5)%
New York	3,806	3,509	3,729	8.5%	2.1%
Houston	3,006	2,749	3,007	9.3%	(0.0)%
Orlando	1,007	1,017	1,033	(1.0)%	(2.5)%

Total rental and other revenues	61,820	59,300	62,262	4.2%	(0.7)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,051	7,612	8,862	5.8%	(9.2)%
Dallas	4,665	4,459	4,980	4.6%	(6.3)%
Washington, D.C.	2,683	2,204	2,845	21.7%	(5.7)%
Tampa	2,858	3,095	3,116	(7.7)%	(8.3)%
Charlotte	1,298	1,515	1,597	(14.3)%	(18.7)%
New York	1,104	953	966	15.8%	14.3%
Houston	1,197	1,153	1,309	3.8%	(8.6)%
Orlando	399	373	421	7.0%	(5.2)%

Total	22,255	21,364	24,096	4.2%	(7.6)%

Net operating income
Atlanta	13,951	13,575	13,135	2.8%	6.2%	35.3%
Dallas	6,608	6,125	6,413	7.9%	3.0%	16.7%
Washington, D.C.	6,010	6,301	5,954	(4.6)%	0.9%	15.2%
Tampa	4,340	4,076	4,279	6.5%	1.4%	11.0%
Charlotte	3,537	3,063	3,312	15.5%	6.8%	8.9%
New York	2,702	2,556	2,763	5.7%	(2.2)%	6.8%
Houston	1,809	1,596	1,698	13.3%	6.5%	4.6%
Orlando	608	644	612	(5.6)%	(0.7)%	1.5%

Total same store NOI	$39,565	$37,936	$38,166	4.3%	3.7%	100.0%

Table 2 (con’t)
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Year ended
	December 31,	December 31,
	2007	2006	% Change
Rental and other revenues
Atlanta	$86,606	$83,252	4.0%
Dallas	44,325	42,396	4.5%
Washington, D.C.	34,574	33,584	2.9%
Tampa	29,261	27,902	4.9%
Charlotte	19,201	18,155	5.8%
New York	14,694	13,509	8.8%
Houston	11,751	10,848	8.3%
Orlando	4,125	3,991	3.4%

Total rental and other revenues	244,537	233,637	4.7%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	33,339	31,322	6.4%
Dallas	19,002	18,883	0.6%
Washington, D.C.	10,942	10,618	3.1%
Tampa	11,872	10,839	9.5%
Charlotte	6,109	6,128	(0.3)%
New York	4,115	3,844	7.0%
Houston	5,125	5,080	0.9%
Orlando	1,833	1,577	16.2%

Total	92,337	88,291	4.6%

Net operating income
Atlanta	53,267	51,930	2.6%
Dallas	25,323	23,513	7.7%
Washington, D.C.	23,632	22,966	2.9%
Tampa	17,389	17,063	1.9%
Charlotte	13,092	12,027	8.9%
New York	10,579	9,665	9.5%
Houston	6,626	5,768	14.9%
Orlando	2,292	2,414	(5.1)%

Total same store NOI	$152,200	$145,346	4.7%

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
Annually recurring capital expenditures by operating segment
Same store	$1,787	$1,556	$8,273	$8,554
Development, rehabilitation and lease-up	152	129	809	503
Condominium conversion and other	59	103	731	569
Acquired	178	60	519	213
Other segments	119	154	778	1,306

Total annually recurring capital expenditures per statements of cash flows	$2,295	$2,002	$11,110	$11,145

Periodically recurring capital expenditures by operating segment
Same store	$2,141	$952	$4,543	$2,633
Development, rehabilitation and lease-up	125	278	2,660	702
Condominium conversion and other	340	22	758	147
Acquired	11	1	21	5
Other segments	211	265	469	2,477

Total periodically recurring capital expenditures per statements of cash flows	$2,828	$1,518	$8,451	$5,964

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Year ended
	December 31,
	2007		2006
Income from continuing operations	$114,163		$29,255

Minority interest of common unitholders	1,491		418
Other income	—		(2,592)
Gains on sales of real estate assets, net	(100,015)		(12,881)
Gains on sales of real estate assets — unconsolidated entities	(186)		(482)
Depreciation expense	66,371		65,687
Depreciation (company share) of assets held in unconsolidated entities	1,143		906
Interest expense	52,116		52,533
Interest expense (company share) of assets held in unconsolidated entities	1,760		986
Amortization of deferred financing costs	3,297		3,526

Income available for debt service (A)	$140,140		$137,356

Interest expense	$52,116		$52,533
Interest expense (company share) of assets held in unconsolidated entities	1,760		986

Interest expense for purposes of computation (B)	53,876		53,519
Dividends and distributions to preferred shareholders and unitholders	7,637		7,637

Fixed charges for purposes of computation (C)	$61,513		$61,156

Interest coverage ratio (A÷B)	2.6	x	2.6	x

Fixed charge coverage ratio (A÷C)	2.3	x	2.2	x

Table 5
Computation of Debt Ratios
(Dollars in thousands)

	As of December 31,
	2007	2006
Total real estate assets per balance sheet	$2,111,612	$2,028,580
Plus:
Company share of real estate assets held in unconsolidated entities	91,085	41,344
Company share of accumulated depreciation — assets held in unconsolidated entities	5,149	3,864
Accumulated depreciation per balance sheet	562,226	547,477
Accumulated depreciation on assets held for sale	4,031	4,035

Total undepreciated real estate assets (A)	$2,774,103	$2,625,300

Total debt per balance sheet	$1,059,066	$1,033,779
Plus:
Company share of third party debt held in unconsolidated entities	60,959	23,449
Less:
Joint venture partners’ share of mortgage debt of the company	—	(8,550)

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,120,025	$1,048,678

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (B÷A)	40.4%	39.9%

Total debt per balance sheet	$1,059,066	$1,033,779
Plus:
Company share of third party debt held in unconsolidated entities	60,959	23,449
Preferred shares at liquidation value	95,000	95,000
Less:
Joint venture partners’ share of mortgage debt of the company	—	(8,550)

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,215,025	$1,143,678

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	43.8%	43.6%